Blockchain Holdings Capital Ventures, Inc. Appoints Director of Real Estate and Three Advisory Board Members

Atlanta, GA – April 16, 2019 (GLOBE NEWSWIRE) – Blockchain Holdings Capital Ventures, Inc. (OTC: BHCV) a holding company with a focus on acquiring a diversified set of cash flowing assets including commercial real estate, energy and technology companies, today announced the appointment of the Director of Real Estate and three additions to its Advisory Board:

●	Daniel Fisher, Broker, will serve as the Director of Real Estate Division
●	Douglas Zook appointed as Advisory Board Member
●	Patrick Scheetz appointed as Advisory Board Member
●	Thomas Friend appointed as Advisory Board Member

“We are excited to be able to attract such high caliber talent so early in our business. With their years of industry expertise and track record of success, we are confident in our ability to successfully execute our business plan,” stated Delray Wannemacher, CEO of Blockchain Holdings Capital Ventures, Inc.

Daniel Fisher, Director of Real Estate, brings over three decades of diverse experience in real estate investment and development, urban design, contracting, and project and construction management. He is a top producing Realtor and Broker-in Charge for Fisher Herman Realty in North Carolina and South Carolina. In prior employment in real estate investment and development, Fisher identified market responsive project locations and product types, selected and acquired sites, rezoned and entitled properties, and assembled and managed design and development teams, including structuring joint venture partnership agreements with community based non-profit entities. Fisher has secured state and local grants and commercial loans in connection with successful applications for Low Income Housing Tax Credits and Historic Rehabilitation.

Doug Zook, Advisory Board Member, is a broadly experienced business owner and manager, having started or bought, and then operated, dozens of businesses in the past 35 years. Mr. Zook has owned companies in commercial, industrial, self-storage and residential real estate, investment, development and construction, as well as in manufacturing, ranching and other industries. Mr. Zook is an entrepreneur who creates opportunities and turns challenges and roadblocks into successes. He has the keen ability to not only recognize the potential in prospective deals, but also to monetize it.

Patrick Scheetz, Advisory Board Member, possesses real estate experience with eXp Realty and investor relations and business consulting practice with Infinite Ideas Consulting as their Senior Business Consultant. He is well connected with large private investors, hedge funds, lenders, banks, credit unions, insurance companies and other institutional investors. Patrick is very results driven, helping companies with massive growth and profitability, for both domestic and international expansion. He has managed or is currently assisting projects with transaction values ranging from $1 million to $17 billion.

Tom Friend, LtCol USAF (Retired), Advisory Board Member, has unique experience in the energy industry in various rolls including a system controller, business change coordinator, and business agility consultant. He has been an Agile Consultant and Project Manager for over 20 years leading teams and projects in various industries that include banking, cable, telecommunications, and energy. He has 10 years hands on Agile, XP, and Scrum software development experience. Serving as a Federal Acquisition Program Manager, he acquired a background in project management, SDLC application programming, and information systems design & implementation.

Members of the Advisory Board will review every major strategic decision and the company’s strategic plan at a set rhythm to ensure the successful implementation of the business plan and BHCV’s adaptation to new realities as the project moves forward.

About Blockchain Holdings Capital Ventures, Inc.

Blockchain Holdings Capital Ventures, Inc. (BHCV) is a publicly traded holding company with a focus on finding, vetting and acquiring cash flowing assets including Commercial Real Estate, Energy and Technology Companies. Our foundation is built on targeted commercial real estate with a specific energy footprint in Opportunity Zones, in order to improve, lease and roll out our proprietary mobile data centers to increase property value.

For more information about BHCV and its operations, please visit: http://www.bhcv.io

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements, including those risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission, including our most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto. Therefore, current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by Blockchain Holdings Capital Ventures or any other person that the objectives and plans of Blockchain Holdings Capital Ventures will be achieved in any specified time frame, if at all. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors. These and other factors may cause our actual results to differ materially from any forward-looking statement. We undertake no obligation to update any of the forward-looking statements after the date of this press release to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law.

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